Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Village Farms International, Inc. (the “Company”) of our report dated March 13, 2024 relating to the financial statements of the Company which appears in the Form 10-K (as amended by Amendment No.2) for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 28, 2024